UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) April 25, 2005

NeoPharm, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-90516	51-0327886
(Commission File Number)	(IRS Employer Identification No.)

150 Field Drive, Suite 195, Lake Forest, IL 60045
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (847) 295-8678

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Agreement

Employment Agreement for Ronald G. Eidell

On April 25, 2005, NeoPharm, Inc. (the “Company”) and Mr. Ronald G. Eidell entered into an Employment Agreement under which Mr. Eidell is employed, on an interim basis, as the Company’s President and Chief Executive Officer (“CEO”).  Mr. Eidell has been serving as President and CEO since March 8, 2005 under a Terms of Employment Agreement (the “Terms of Employment”) executed between the Company and Mr. Eidell on March 10, 2005, which Terms of Employment are now superceded by the terms of the Employment Agreement.

Under the Employment Agreement, Mr. Eidell (also referred to herein as the “Executive”) will receive a base salary of $260,000.  Under the Terms of Employment, Mr. Eidell had agreed to a base salary of $325,000, subject, however, to the Company entering into a separate agreement with Tatum CFO Partners LLP (“Tatum”), of which Mr. Eidell continues to be a partner, providing for up to 20% of Mr. Eidell’s base salary and bonus, if any, to be remitted to Tatum.  Under the terms of a separate Interim Engagement Resources Agreement, described below, $65,000, prorated for period of Mr. Eidell’s employment by the Company, is to be paid to Tatum.  The amount of the Tatum payment has been deducted from the Terms of Employment base salary figure of $325,000, resulting in the new base salary of $260,000 under the Employment Agreement.  In all other respects, the Employment Agreement tracks the provisions of the Terms of Employment, these terms including, but not limited to, the following:

•                  Term:   Mr. Eidell will serve as the CEO and President of NeoPharm, Inc. on an interim basis until his successor shall be duly elected and qualified by the Board of Directors or until his employment shall be otherwise terminated, whichever is earlier.

•                  Bonus.   Mr. Eidell is eligible to receive a bonus (the “Bonus”) based on a percentage of his Base Salary, and prorated for the period of his employment.  The Bonus, if any, is to be determined by the Compensation Committee of the Board based on the achievement by the Company of certain specific strategic plans and goals (the “Performance Goals”) during the Executive’s period of employment, with such Performance Goals to be determined by the Board, in consultation with the Executive, within ninety (90) of Executive’s employment.  Achievement of the Performance Goals, as determined by the Compensation Committee, would result in the following payments to Mr. Eidell as a percentage of Base Salary:

Level of Achievement	Bonus as Percent of Base Salary
Below Target	0-35%
Target Goal	35%
Overachievement Goal	35%-50%

•                  Options.   The Company granted Executive options pursuant to the Company’s 1998 Equity Incentive Plan (the “Option Plan”) as amended, to purchase 80,000 shares of the Company’s common stock (the “Options”) at an option exercise price of $7.95, which was the fair market value as of March 10, 2005, the date of grant.

•                  Termination Benefits.   Upon termination of the Employment Agreement as a result of the Executive resigning to allow a permanent President and CEO to take office, or, upon termination of the Executive’s position by the Board without Cause (as defined in the Employment Agreement), the Company would be required to pay the Executive the Base Salary accrued, but unpaid, as of the date of the termination, a bonus payment in accordance with the terms of the Agreement and any unvested options would thereupon vest.  Upon the termination of the Agreement, for reasons other than the Executive’s death or a termination for Cause, the Executive is entitled to continue to serve as a member of the Company’s Board of Directors.

Additional Benefits:

•                  The Company is required to provide the Executive with a monthly transportation allowance in the amount of $1,500 per month to be used by Executive for commuting to and from the offices;

•                  The Company will provide Executive and his family with the opportunity to receive group medical coverage under the Company’s health insurance plan, but subject to completion of normal waiting periods during which the Company will pay or reimburse the Executive for the cost of COBRA coverage for the Executive and his family;

•                  Executive shall be eligible to participate in the Company’s 401(k) program and life insurance programs.

•                  Indemnification and Insurance:  The Company has committed to indemnify and hold the Executive harmless from any and all liability or acts arising prior to his taking office and also commits to provide Executive with coverage under the Company’s D&O coverage, including post-employment coverage.

•                  Other Standard Terms and Conditions:  The Employment Agreement includes additional terms, conditions and covenants, including, but not limited to, restrictive covenants as to use of confidential information, solicitation of suppliers, customers, employees or clients of the Company and use of inventions.

•                  Agreement with Tatum Partners The Company also committed to enter into an agreement with Tatum CFO Partners LLP, of which the Executive is a partner.  See below.

The foregoing summary of certain provisions of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement which is attached as Exhibit 10.1 to this current report on Form 8-K.

Relationship:

Prior to his employment as interim President and CEO of the Company, Mr. Eidell has been a member of the Board of Directors since November 2004 and had been serving as Chairman of the Audit Committee and as a member of the Company’s Corporate Governance Committee.

Interim Engagement Resources Agreement

On April 25, 2005, the Company entered into an Interim Engagement Resources Agreement (the “Agreement”) with Tatum CFO Partners LLP (“Tatum”) in accordance with the provisions of the Employment Agreement entered into with Mr. Ronald G. Eidell (the “Executive”).  The Executive is a partner in Tatum.  Under the terms of the Agreement, and in return for a payment to Tatum of an annual fee of $65,000 (the “Resource Fee”), prorated, however, for the period of the Executive’s employment by the Company, the Company will be granted access, through the Executive, to Tatum’s business resources for the purpose of assisting Executive in the exercise of his duties as President and CEO of the Company. Upon a termination of the Executive’s employment without Cause, the Company would be required to pay Tatum a percentage of any final bonus or other cash amount paid in the nature of a severance to the Executive in relation to his  Base Salary, multiplied by the Resource Fee.  The Company has agreed not to engage the Executive as an independent contractor outside the terms of his Employment Agreement.

The foregoing description is a summary of certain provisions of the Agreement and is qualified in its entirety by reference to the text of the Agreement which is filed as Exhibit 10.2 to this current report on Form 8-K.

Relationship

Mr. Ronald G. Eidell, a director and President and CEO of the Company, is a partner in Tatum.

Item 9.01.  Financial Statements and Exhibits (See Exhibits)

Exhibit No.	Description of Exhibits

10.1	Employment Agreement dated April 25, 2005 between the Company and Ronald G. Eidell.

10.2	Interim Engagement Resources Agreement dated April 25, 2005 between the Company and Tatum CFO Partners, LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOPHARM, INC.

By:	/s/ LAWRENCE A. KENYON
Lawrence A. Kenyon,
Chief Financial Officer

Dated:  April 28 , 2005

INDEX TO EXHIBITS

Item 9.01.  Financial Statements and Exhibits (See Exhibits)

Exhibit No.	Description of Exhibits

10.1	Employment Agreement dated April 25, 2005 between the Company and Ronald G. Eidell.

10.2	Interim Engagement Resources Agreement dated April 25, 2005 between the Company and Tatum CFO Partners, LLP